EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ProtoKinetix, Incorporated, (the “Company”) on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Clarence E. Smith, Chief Executive Officer and Principal Executive Officer of the Company and Michael R. Guzzetta, Principal Financial Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

March 05, 2021	/s/ Clarence E. Smith
	Name:	Clarence E. Smith
	Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

March 05, 2021	/s/ Michael R. Guzzetta
	Name:	Michael R. Guzzetta
	Title:	Principal Financial Officer & Principal Accounting Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.